UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2023

GEN Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11480 South Street Suite 205

Cerritos, CA 90703

(Address of Principal Executive Offices)

(562) 356-9929

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Co-Chief Executives Employment Agreements

On August 4, 2023, GEN Restaurant Group, Inc. (the “Company”) entered into an employment agreement with each of Jae Chang and David Kim in connection with Mr. Chang’s and Mr. Kim’s service as the Company’s Co-Chief Executive Officers.

Mr. Chang’s employment agreement, dated August 4, 2023, by and between Mr. Chang and the Company (the “Chang Employment Agreement”), provides for a term that expires on the earlier of July 1, 2026 and the date Mr. Chang’s employment with the Company terminates for any reason. Mr. Chang will receive an annual base salary of $300,000 commencing on January 1, 2024 (the “Chang Base Salary”), and Mr. Chang will receive $150,000 for the period between July 1, 2023 and December 31, 2023. Each calendar year, Mr. Chang will be eligible to receive an annual performance bonus targeted at 100% of the Chang Base Salary or such other amount as determined in the sole discretion of the Company’s Board of Directors (the “Board”). Mr. Chang is also entitled to an automobile allowance of $2,500 per month. Additionally, Mr. Chang will be eligible to receive annual equity-based incentive awards as determined by the Board.

The Chang Employment Agreement provides that Mr. Chang is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, as well as any additional benefits provided to Mr. Chang consistent with past practice. The Chang Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Chang upon termination of employment under specified circumstances.

Mr. Kim’s employment agreement, dated as of August 4, 2023, by and between Mr. Kim and the Company (the “Kim Employment Agreement”), provides for a term that expires on the earlier of July 1, 2026 and the date Mr. Kim’s employment with the Company terminates for any reason. Mr. Kim will receive an annual base salary of $300,000 commencing on January 1, 2024 (the “Kim Base Salary”), and Mr. Kim will receive $150,000 for the period between July 1, 2023 and December 31, 2023. Each calendar year, Mr. Kim will be eligible to receive an annual performance bonus targeted at 100% of the Kim Base Salary or such other amount as determined in the sole discretion of the Board. Mr. Kim is also entitled to an automobile allowance of $5,000 per month and reimbursement for the total cost and use of a private aircraft owned by Mr. Kim for purposes of business travel on behalf of the Company. Additionally, Mr. Kim will be eligible to receive annual equity-based incentive awards as determined by the Board.

The Kim Employment Agreement provides that Mr. Kim is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, as well as any additional benefits provided to Mr. Kim consistent with past practice. The Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Kim upon termination of employment under specified circumstances.

Chief Financial Officer Employment Agreement

On August 4, 2023, the Company entered into an employment agreement with Thomas Croal in connection with his service as the Company’s Chief Financial Officer (the “Croal Employment Agreement” and together with the Chang Employment Agreement and the Kim Employment Agreement, the “Employment Agreements”). The Croal Employment Agreement provides for a term that expires on the earlier of July 1, 2026 and the date Mr. Croal’s employment with the Company terminates for any reason. Mr. Croal will receive an annual base salary of $400,000 commencing on January 1, 2024 (the “Croal Base Salary”), and Mr. Croal will receive $350,000 for the period between July 1, 2023 and December 31, 2023. Each calendar year, Mr. Croal will be eligible to receive an annual performance bonus targeted at 50% of the Croal Base Salary or such other amount as determined in the sole discretion of the Board. Additionally, Mr. Croal will be eligible to receive annual equity-based incentive awards as determined by the Board.

The Croal Employment Agreement provides that Mr. Croal is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, as well as any additional benefits provided to Mr. Croal consistent with past practice. The Croal Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Croal upon termination of employment under specified circumstances. Pursuant to the Croal Employment Agreement, Mr. Croal has also agreed that during the term of his employment he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Croal to compete directly with the Company.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the complete terms and conditions of each of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Non-Competition Agreements

On August 4, 2023, the Company entered into Non-Competition Agreements (each a “Non-Competition Agreement” and together, the “Non-Competition Agreements”) with each of Jae Chang and David Kim (each a “Covenantor”) pursuant to which each Covenantor agrees to not directly or indirectly participate, engage, or invest in a Competing Business (as defined in the Non-Competition Agreements) until the fifth anniversary of the date he is no longer employed by the Company and is no longer a member of the Board.

Each Non-Competition Agreement includes provisions restricting the respective Covenantor and his affiliates from certain competitive activities, including, but not limited to: (1) engaging, investing, or participating in a Competing Business; (2) accepting any business from any material customer or supplier of the Company or any of the Company’s affiliates; (3) soliciting or hiring any existing or future employee of the Company or encouraging or aiding such employees to terminate their employment with the Company; (4) promoting or assisting any person, firm, association, corporation or other entity engaged in a Competing Business; (5) disparaging, criticizing or defaming the Company, either publicly or privately; (6) causing the Company to enter into any new distribution agreement with an affiliate of the Covenantor; (7) soliciting or encouraging any person to terminate or adversely alter in any material respect any relationship such person may have with the Company or any of the Company’s affiliates; and (8) engaging in any business involving the wholesaling of meats other than through the Company.

The foregoing description of the Non-Competition Agreements is qualified in its entirety by reference to the complete terms and conditions of the Non-Competition Agreements, which are attached hereto as Exhibits 10.4 and 10.5 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between GEN Restaurant Group, Inc. and David Kim, dated as of August 4, 2023.

10.2	Executive Employment Agreement, by and between GEN Restaurant Group, Inc. and Jae Chang, dated as of August 4, 2023.

10.3	Executive Employment Agreement, by and between GEN Restaurant Group, Inc. and Thomas V. Croal, dated as of August 4, 2023.

10.4	Non-Competition Agreement, by and between GEN Restaurant Group, Inc. and David Kim, dated as of August 4, 2023.

10.5	Non-Competition Agreement, by and between GEN Restaurant Group, Inc. and Jae Chang, dated as of August 4, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2023	GEN Restaurant Group, Inc.

	By:	/s/ Thomas Croal
Thomas Croal
Chief Financial Officer